UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2017

ARC GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54226 (Commission File Number)	59-3649554 (IRS Employer Identification No.)

212 Guilbeau Road Lafayette, Louisiana (Address of principal executive offices)	70506 (Zip Code)

Registrant’s telephone number, including area code: (904) 741-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

General

On January 18, 2017, ARC Group, Inc. (the “Company”) appointed Seenu G. Kasturi as its President, Chief Financial Officer and Chairman of the board of directors, effective immediately.

In connection therewith, on January 17, 2017, Daniel Slone resigned as the Company’s Chief Financial Officer.

Mr. Kasturi, age 47, has served as the President and Chief Executive Officer of Blue Victory Holdings, Inc. (“Blue Victory”), an asset development firm focused primarily on the ownership and management of branded restaurants, since October 2009. He has also served as the President, Treasurer and Secretary of DWG Acquisitions, LLC (“DWG Acquisitions”), which is the Company’s largest franchisee with six Dicks Wings and Grill restaurants under ownership, since February 2013. From June 2005 to October 2009, Mr. Kasturi served as the President of K&L Investment Realty, an owner and manager of restaurants and real estate properties. Prior to that, he served as a certified financial planner, a registered broker and an investment advisor.

The Company believes that Mr. Kasturi is qualified to serve as the Chairman of the board of directors due to his substantial experience with identifying, evaluating, acquiring, financing and improving branded restaurants and other assets, and his extensive financial, transactional and strategic experience demonstrated through his creation of value and growth for companies operating in the restaurant industry for which he served as a member of the companies’ leadership team.

Employment Agreement

On January 18, 2017, the Company entered into an employment agreement with Mr. Kasturi to serve as the President and Chief Financial officer of the Company. The employment agreement is for an initial term of three years with automatic one-year renewals thereafter unless earlier terminated or not renewed as provided therein. Under the terms of the employment agreement, Mr. Kasturi will be paid annual compensation in the amount of $80,000 per year, consisting of: (i) an initial annual base salary of $26,000, and (ii) equity awards equal in value to $54,000 per year. Mr. Kasturi will be eligible to receive increases in salary on January 1st of each subsequent year in the discretion of the Company’s board of directors. He will also be eligible to receive annual bonuses in the discretion of the Company’s board of directors beginning with the Company’s fiscal year ended December 31, 2017. The employment agreement contains customary confidentiality, non-competition and non-solicitation provisions in favor of the Company.

The equity awards will be made in the form of shares of the Company’s common stock and will be made quarterly on April 1st, July 1st, October 1st and January 1st of each year commencing April 1, 2017. Each equity award will be equal in value to $13,500. The shares will be “restricted securities” as such term is defined under Rule 144 of the Securities Act of 1933, as amended. The number of shares will be calculated based on the average daily closing price of the shares of common stock on the OTCQB market tier of the “pink sheets” maintained by the OTC Markets Group, Inc. (the “OTCQB”) during the 30-day period immediately preceding the applicable award date; provided, however, that: (i) in no event shall the number of shares of common stock comprising an equity award exceed 25,000 shares of common stock, and (ii) in no event shall the Company be required to issue more shares of common stock to Mr. Kasturi than are then authorized and available for issuance by the Company. In the event the Company is unable to comply with either of clauses (i) or (ii) of the immediately preceding sentence, then the Company shall issue the maximum number of shares of common stock issuable under clauses (i) and (ii) and shall settle any liability to Mr. Kasturi created as a result thereof in cash.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the employment agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Related-Party Transactions

In September 2013, the Company entered into a loan agreement with Blue Victory pursuant to which Blue Victory agreed to extend a revolving line of credit facility to the Company for up to $1 million. The credit facility is unsecured, accrues interest at a rate of 6% per annum, and will terminate upon the earlier to occur of the fifth (5th) anniversary of the loan agreement or the occurrence of an event of default. Blue Victory has the right, at any time on or after September 13, 2013, to convert all or any portion of the outstanding principal of the credit facility, together with accrued interest payable thereon, into shares of the Company’s common stock at a price per share equal to the closing price of the Company’s common stock on the OTCQB on the day immediately preceding the date the transaction is completed.  During the nine-month period ended September 30, 2016, the Company borrowed $783,323 from Blue Victory and repaid $783,323 to Blue Victory, and during the year ended December 31, 2015, the Company borrowed $1,987,953 from Blue Victory and repaid $1,991,373. The Company paid $10,312 of accrued interest to Blue Victory for the year ended December 31, 2015. The amount of interest accrued during the nine-month period ended September 30, 2016 was negligible. The largest aggregate amount of principal outstanding under the credit facility during the nine-month period ended September 30, 2016 and the year ended December 31, 2015 was $19,286 and $55,867, respectively.  No principal was outstanding under the credit facility at September 30, 2016. Mr. Kasturi serves as the President, Treasurer and Secretary, and as the sole member of the board of directors, of Blue Victory, and owns 90% of the equity interests in Blue Victory.

During the year ended December 31, 2015, the Company loaned a total of $121,638 to Raceland QSR, LLC (“Raceland QSR”). The Company loaned an additional $595,635 to Raceland QSR during the nine-month period ended September 30, 2016, of which $445,683 was repaid to the Company by Raceland QSR during the nine-month period ended September 30, 2016. The loan was repaid in full on December 19, 2016. The loan accrued interest at a rate of 6% per year and was payable on demand.  Mr. Kasturi serves as the President and Chief Executive Officer, and sole equity member, of Raceland QSR.

As of January 18, 2017, the Company owned two Dicks Wings and Grill restaurants and was the franchisor of 22 more Dicks Wings and Grill restaurants. As of that date, DWG Acquisitions was the franchisee of six Dick’s Wings and Grill restaurants.  In connection therewith, DWG Acquisitions entered into franchise agreements with the Company for each restaurant on terms that are identical to those of the franchise agreements that the Company enters into with unrelated franchisees. Mr. Kasturi serves as the President, Treasurer and Secretary, and sole member, of DWG Acquisitions.  The Company generated revenue of $418,344 and $464,619 for the nine-month period ended September 30, 2016 and the year ended December 31, 2015, respectively, from DWG Acquisitions under these agreements.

In December 2016, the Company entered into a Membership Interest Purchase Agreement with Mr. Kasturi pursuant to which the Company agreed to acquire all of the issued and outstanding membership interests of Seediv, LLC (“Seediv”) from Mr. Kasturi. Seediv was the owner and operator of two Dick’s Wings and Grill restaurants located in Florida. The closing of the acquisition occurred simultaneously with the execution of the purchase agreement by the Company and Mr. Kasturi on December 19, 2016. Mr. Kasturi served as the President, Treasurer and Secretary, and sole member, of Seediv.

The Company agreed to pay Mr. Kasturi $600,000 for the membership interests on the closing date, consisting of: (a) a cash payment of $13,665, (b) the cancellation and termination of accounts receivable originally owed to the Company by DWG Acquisitions and subsequently transferred to Seediv, in the amount of $259,123, and (c) the cancellation and termination of debt originally owed to the Company by Raceland QSR and subsequently transferred to Seediv, in the amount of $327,212. The Company also agreed to pay Mr. Kasturi an earn-out payment calculated as follows: (x) the amount equal to: (i) 5.5, multiplied by (ii) the amount equal to the aggregate earnings before interest, taxes, depreciation and amortization for the two restaurants for the year ended December 31, 2017, less (y) $600,000; provided, however, that in no event shall the earn-out payment be less than zero. At any time on or prior to April 16, 2018, Mr. Kasturi may elect to receive all or part of the earn-out payment in the form of shares of the Company’s common stock, subject to certain conditions.

Family Relationships

Mr. Kasturi has no family relationship with any other director or executive officer of the Company.

Section 8 – Other Events

Item 8.01	Other Events.

On January 18, 2017, the Company issued a press release announcing the appointment of Mr. Kasturi to the positions described herein. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, dated January 18, 2017, by and between the Company and Seenu G. Kasturi

99.1	Press Release of ARC Group, Inc. dated January 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC GROUP, INC.

Dated: January 20, 2017	/s/ Richard W. Akam
Richard W. Akam
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated January 18, 2017, by and between the Company and Seenu G. Kasturi

99.1	Press Release of ARC Group, Inc. dated January 18, 2017